CALVIN B. TAYLOR BANKSHARES, INC.
P. O. Box 5, 24 North Main Street, Berlin, Maryland 21811

To the Shareholders of Calvin B. Taylor Bankshares, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of Calvin B. Taylor Bankshares, Inc. of Berlin, Maryland (the "Company") will be held at 24 North Main Street, Berlin, Maryland 21811, on Wednesday, May 11, 2005, at 2:00 p.m., local time, for the following purposes:

1. To elect the Directors of the Company, who shall serve for a one-year term, and until their respective successors are elected and have qualified.

2. To ratify the appointment of Rowles & Company, LLP as the independent auditors for Calvin B. Taylor Bankshares, Inc., and Calvin B. Taylor Banking Company of Berlin, Maryland for the fiscal year ending December 31, 2005.

3.     To transact other business as may properly come before the Meeting.

     The accompanying Proxy Statement provides a detailed description of the items to be voted on, certain financial statements of the Company, and other matters to be considered at the Meeting.

     The Board of Directors has carefully reviewed and considered the proposals for election, and recommends the Shareholders of the Company TO APPROVE, RATIFY AND CONFIRM the items contained in the Proxy Statement.

     Only Shareholders of the record date, at the close of business on March 18, 2005 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. Your vote on these matters is very important. We urge you to carefully review the enclosed materials and return your Proxy promptly.

     You are cordially invited to attend this meeting of Calvin B. Taylor Bankshares, Inc. of Berlin, Maryland. Whether or not you plan to attend the Meeting, please sign and promptly return the Proxy in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you so desire, even though you have previously returned your Proxy.


                                   Sincerely,

                                   /s/ Reese F. Cropper, Jr.

                                   Reese F. Cropper, Jr.
                                   Chief Executive Officer
                                   Chairman of the Board of Directors
Berlin, Maryland
March 15, 2005



CALVIN B. TAYLOR BANKSHARES, INC.
P. O. Box 5, 24 North Main Street, Berlin, Maryland 21811

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder(s) hereby appoints Reese F. Cropper, Jr. and William H. Mitchell, and each of them, proxies, with the powers that the undersigned would possess if personally present, and with the full power of substitution ___________________________ (substitution name, if any), to vote all shares of the undersigned in Calvin B. Taylor Bankshares, Inc. at the annual meeting of shareholders to be held on Wednesday, May 11, 2005, at 2:00 p.m., and at any and all adjournments and postponements thereof, upon all subjects that may properly come before the meeting, including matters described in the proxy statement furnished herewith, subject to any directions indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES, AND FOR THE RATIFICATION OF AUDITORS.

1.     Election of the following nominees as Directors:

James R. Bergey, Jr.   George H. Bunting, Jr. John H. Burbage, Jr.
Reese F. Cropper, Jr.  Reese F. Cropper, III  Hale Harrison
Gerald T. Mason        William H. Mitchell    Joseph E. Moore
Michael L. Quillin,Sr. D. Bruce Rogers        Raymond M. Thompson

     To vote your shares for all Director nominees, mark the "For" space with an "X". To vote against all nominees, mark the "Against" space with an "X". If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" space with an "X", and strike the name(s) above by drawing a line through the name(s) of each Director nominee you do not wish to vote for.

________FOR     ________AGAINST     ________FOR ALL EXCEPT


2.     Ratification of Auditors:

     The Board of Directors has appointed Rowles & Company, LLP, Certified Public Accountants, independent auditors for Calvin B. Taylor Bankshares, Inc. and Calvin B. Taylor Banking Company of Berlin, Maryland, for the year ending December 31, 2005. To vote your shares in favor of the ratification of the appointment of Rowles & Company, LLP, as independent auditors, mark the "For" space with an "X". If you wish to vote against the ratification, mark the "Against" space with an "X". If you wish to abstain from voting, mark the "Abstain" space with an "X".

________FOR     ________AGAINST     ________ABSTAIN

3. At their discretion, to vote upon such matters as may properly come before the Annual Meeting.


_________________________________________ Date__________
Shareholder sign on above line and date

_________________________________________ Date__________
Co-shareholder sign on above line and date



CALVIN B. TAYLOR BANKSHARES, INC.
P. O. Box 5, 24 North Main Street, Berlin, Maryland 21811


PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2005

     This proxy statement is furnished to the shareholders of Calvin B.
Taylor Bankshares, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, to be voted at the Annual Meeting of Shareholders. The Annual Meeting of Shareholders will held on Wednesday, May 11, 2005 at 2:00 p.m. and at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement. The principal Executive Office of the Company is 24 North Main Street, Berlin, Maryland 21811. The Proxy Statement and the accompanying Form of Proxy were first mailed to the shareholders on or about April 1, 2005.

VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

     The Company has fixed March 18, 2005, as the record date (the "Record Date") for determining the shareholders entitled to notice of and to vote at the meeting. The Company's only stock is its Common Stock, par value $1.00 per share (the "Common Stock"). At the close of business on the Record Date, there were outstanding and entitled to vote 3,206,884 shares of Common Stock of the Company, with each share being entitled to one vote. There are no cumulative voting rights. A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum.

     All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted "FOR" the re-election of the Board of Directors of all nominees listed below under "ELECTION OF DIRECTORS," "FOR" the ratification of the appointment of Rowles and Company, LLP, as independent auditors for the Company for the fiscal year ending December 31, 2005, and at the proxy holder's discretion, on any other matter that may properly come before the Meeting. Any shareholder may revoke a proxy given pursuant to this solicitation prior to the Meeting by delivering an instrument revoking it, or by delivering a duly executed proxy bearing a later date, to the Secretary of the Company. A shareholder may elect to attend the meeting and vote in person even if he or she has a proxy outstanding.

     Management of the Company is not aware of any other matter to be presented for action at the meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matters come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their judgment.

SOLICITATION

     The costs associated with preparing, assembling, and mailing the proxy materials and of reimbursing those aforementioned for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record will be borne by the Company.

ELECTION OF DIRECTORS

     Article II of the Company's Articles of Incorporation, and Section 2.03 of the Company's Bylaws, as amended, provide that the Company's Board of Directors, each thereof, shall serve a one-year term. Furthermore, the aforementioned shall be elected at the Annual Meeting of Shareholders.

     It is the intention of the persons named as proxies in the accompanying proxy to vote FOR the election of the nominees identified below to serve for a one-year term, expiring at the 2006 Annual Meeting of Shareholders. Should any nominee be unable or fail to accept nomination or election (which is not anticipated), the persons named as proxies in the proxy, unless otherwise specifically instructed in the proxy, will vote for the election in his stead for any such other person as the Company's existing Board of Directors may recommend.

     Directors shall be elected by a plurality of the votes cast at the meeting. Abstentions will not be considered to be either affirmative or negative votes.

     The table below sets forth certain information about the nominees and officers, including age, position with the Company, and position with Calvin
B. Taylor Banking Company (the "Bank"). All of the nominees are incumbent Directors of the Company and the Bank. The current term of all of the incumbent directors expires in May 2005 upon election of their successors.

                       Title or Position          Title or Position
Name                   Age with the Company       with the Bank
James R. Bergey, Jr.   50  Director,              Director,
                           first elected 10/31/95 first elected 02/04/94
Senator George H. Bunting, Jr.
                       60  Director,              Director,
                           first elected 05/03/00 first elected 05/03/00
John H. Burbage, Jr.   62  Director,              Director,
                           first elected 10/31/95 first elected 02/04/87
Reese F. Cropper, Jr.  63  Director               Director
                           first elected 10/31/95 first elected 03/06/74
                           Chairman of the Board  Chairman of the Board
                           Chief Exec. Officer    Chief Exec. Officer
Reese F. Cropper, III  44  Director,              Director,
                           first elected 05/03/00 first elected 05/03/00
Hale Harrison          57  Director,              Director,
                           first elected 10/31/95 first elected 01/08/75
Gerald T. Mason        57  Director,              Director,
                           first elected 10/31/95 first elected 02/02/94
William H. Mitchell    55  Director,              Director,
                           first elected 05/05/99 first elected 05/05/99
                           Vice President         Sr. Vice President, Cashier,
                                                  Chief Financial Officer
Joseph E. Moore        62  Director,              Director,
                           first elected 10/31/95 first elected 11/03/76
Michael L. Quillin, Sr.65  Director,              Director,
                           first elected 10/31/95 first elected 12/06/78
D. Bruce Rogers        48  Director,              Director,
                           first elected 05/03/00 first elected 05/03/00
Raymond M. Thompson    42  Director,              Director,
                           first elected 05/08/02 first elected 05/08/02
                           President              President

     Mr. James R. Bergey, Jr. is a Certified Public Accountant and a Principal in Bergey & Co., P.A., in Berlin, Maryland. He is a member of the Board of Directors of the Community Foundation of the Eastern Shore. Mr. Bergey serves on the Finance Committee of Atlantic General Hospital in Berlin, Maryland and is past Chairman of that Board.

     Senator George H. Bunting, Jr. was elected State Senator of the 20th Senatorial District in November 1996. His district covers Delaware's southeastern corner and includes much of Delaware's ocean coast from Rehoboth southward to the Maryland State Line at Fenwick Island, inland to Selbyville and north of Millsboro. Senator Bunting currently serves on the Natural Resources Committee, Budget Committee, and is Chairman of the Agricultural Committee and Veterans' Affairs Committee.

     Mr. John H. Burbage, Jr. is an owner of Mystic Harbour Development Co., Mystic Harbour Utility Co., Bethany Land Co., Bayside Realty, Burbage Properties, and Blue Water Development Company. He is also a partner in Holiday House, LLC, Bethany Beach, Delaware.

     Mr. Reese F. Cropper, Jr. has been employed by the Bank since May 1962 and was elected President in January 1974. He became President and Chief Executive Officer of the Company on October 31, 1995. In May 2002,
Mr. Cropper was elected Chairman of the Board of Directors of the Bank and the Company. Also, in May 2002, he resigned from the presidency of the Bank and Company, remaining Chief Executive Officer. Mr. Cropper serves on the Executive Committee of the Bank. Mr. Cropper is a past President of the Maryland Bankers Association and he served a six-year term as a member of the Banking Board of the State of Maryland from 1983 to 1989. He is also a "Corporation Member" of Atlantic General Hospital and a Director of Ocean City Golf and Yacht Club, partner in the Atlantic Hotel, Berlin, Maryland and Holiday House, LLC, Bethany Beach, Delaware, and owns several rental properties in the Berlin-Ocean City area.

     Mr. Reese F. Cropper, III is owner of the Ocean City division of ISG International, Inc., an insurance agency. He serves on the Board of Trustees of Worcester Preparatory School, Berlin, Maryland.

     Mr. Hale Harrison owns and operates Harrison Group Resort Hotels in Ocean City, Maryland. Mr. Harrison is a former councilman and secretary for the Town of Ocean City and former Chairman of the Ocean City Planning and Zoning Commission. He is past Chairman of the Board of Directors and a member of the Finance Committee of Atlantic General Hospital.

     Mr. Gerald T. Mason is the Chief Administrative Officer for Worcester County Government and a member of the Tri-County Council for the Lower Eastern Shore.

     Mr. William H. Mitchell has been employed by the Bank since June 1970 and was named as its Cashier on February 5, 1986. He became Senior Vice President and Chief Financial Officer of the Bank on January 6, 1999. He became Vice President of the Company on February 3, 1999. Mr. Mitchell is a member of the Berlin Lions Club and serves as a Trustee and the Treasurer of the Humphreys Foundation, Inc.

     Joseph E. Moore, Esq. is a partner in the law firm of Williams, Moore, Shockley & Harrison, LLP with offices in Ocean City and Ocean Pines. He is a member of the Board of Directors of Atlantic General Hospital, and a member of the Board of Trustees of the Worcester Preparatory School. He is the Chairman of the Board of Zoning Appeals for the Town of Berlin. Mr. Moore also serves on the Board of Directors of Chesapeake Utilities Corporation of Dover, Delaware, and the Board of Directors for the Nabb Research Center for Delmarva History & Culture at Salisbury University. Mr. Moore is a fellow in the American College of Trial Lawyers.

     Mr. Michael L. Quillin, Sr. is retired from the motel business in Ocean City, Maryland. He owns and operates Michael L. Quillin Enterprises, Inc., a property management and construction business. Mr. Quillin is a Director and Treasurer of the Quillin Foundation. He is a member of the Ocean City Chamber of Commerce, and President of the Ocean City Golf and Yacht Club.

     Mr. D. Bruce Rogers is the owner of Sherwood of Salisbury (Maryland) and Sherwood's Holly Kia of Selbyville, Delaware. Mr. Rogers serves on the Board of the Community foundation of the Eastern Shore, the Franklin P. Perdue School of Business Dean's Advisory Council, and the Maryland Business Council. In the past, he has served as a Director of the Maryland Auto Trade Association and the Board of the Ford Washington Dealer Council.

     Mr. Raymond M. Thompson was employed by the Bank in October 1997 as an Assistant Vice President and Loan Officer. He was promoted to Vice President of the Bank on January 6, 1999, and became Treasurer of the Company on February 2, 2000. Mr. Thompson was elected President of the Bank and the Company in May 2002. Mr. Thompson serves on the boards of the Southern Eastern Shore Revolving Loan Fund and the Maryland Financial Bank. He is also a "Corporation Member" of Atlantic General Hospital, serving on the Hospital's investment committee. Mr. Thompson is also a member and past Treasurer of the Berlin Lions Club.

     The following Directors have a family relationship: Reese F. Cropper, Jr. is the father of Reese F. Cropper, III and Joseph E. Moore is a cousin to the Croppers.

     None of the directors or officers of the Company or the Bank have been involved in any administrative proceedings or convicted of any crime.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTIONS OF THE NOMINEES NAMED ABOVE.



COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation

     The table below presents a summary of the compensation for the last three fiscal years of executive officers of the Company and Bank who received an annual salary and bonus that exceeded $100,000 during that period.

                                                      Other
Name and Principal Position   Year   Salary   Bonus   Compensation (1)

Reese F. Cropper, Jr.         2004   $216,000 $ 28,600 $ 3,055
Chief Executive Officer and   2003   $216,000 $ 23,640 $ 3,969
    Chairman of the Board     2002   $210,000 $  8,400 $ 3,600

Raymond M. Thompson           2004   $112,000 $  4,480 $ 2,870
President                     2003   $100,000 $  4,000 $ 2,675

William H. Mitchell           2004   $ 97,000 $  3,880
Vice President

(1) Represents benefits paid by the bank in connection with the use of an automobile.

     Directors of the Company received a fee of $625 for each board meeting attended and $625 for each of the Bank's Executive Committee meetings attended. Total fees paid by the Company to Directors, excluding Mr. Cropper, Jr., Mr. Mitchell, and Mr. Thompson were $89,375 during 2004.

COMPLIANCE WITH BENEFICIAL OWNERSHIP RULES

     Section 16(a) of the Securities Exchange Act of 1934 requires (i) the Company's directors and executive officers and (ii) persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities Exchange Commission (the "SEC"), within certain specified time periods, reports of ownership and changes in ownership. Such directors, officers, and shareholders are required by the SEC regulations to furnish the Company with copies of all such reports that they file.

     To the Company's knowledge, based solely upon a review of such copies of such reports furnished to the Company and representations that no other reports were required with respect to the year ended December 31, 2004, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis with respect to 2004.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The bank is legally represented by and engages Williams, Moore, Shockley, and Harrison, LLP, of which Director of the Company, Joseph E. Moore, is a partner. No legal fees were paid to Mr. Moore, and/or his legal firm by the Company or Bank in 2004.

     Management believes that the terms of all of the above-described transactions are at least as favorable to the Company and the Banks as could have been obtained in negotiating transactions with independent third parties.


PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK

     The following table sets forth the number and percentage of outstanding shares of the Company's Common Stock beneficially owned by
(a) each executive officer of the Company, (b) each director of the Company, (c) all directors and executive officers of the Company as a group, and (d) each person or entity known to the Company to own more than five percent of the outstanding Common Stock.
     The percentage of outstanding shares owned is based on 3,208,478 shares of common Stock outstanding as of December 31, 2004.

                                                   Shares of Common Stock
                                                     Beneficially Owned
Name                  Relationship to Company        Number  Percent(1)

James R. Bergey, Jr.     Director                        8,288    .26%

George H. Bunting, Jr.   Director                          700    .02%

John H. Burbage, Jr.     Director                       95,959   2.99%

Reese F. Cropper, Jr.    Director, Chairman            170,218   5.31%
                         Chief Executive Officer

Reese F. Cropper, III    Director                        3,394    .11%

Hale Harrison            Director                       49,968   1.56%

Gerald T. Mason          Director                          400    .01%

William H. Mitchell      Director,                       2,101    .07%
                         Vice President

Joseph E. Moore          Director                        3,451    .11%

Michael L. Quillin, Sr.  Director                       32,938   1.03%

D. Bruce Rogers          Director                       11,073    .35%

Raymond M. Thompson      President                       8,480    .26%

D. Kenneth Bates         Secretary                         515    .02%

Jennifer G. Hawkins      Treasurer                         400    .01%

All Directors and Officers as a Group                  387,885  12.09%

Mary E. Humphreys        None                          196,344   6.12%

CEDE & Co.               None                          297,672   9.28%



RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS AND OTHER
AUDIT DISCLOSURES

     Subject to ratification by the shareholders, the Board of Directors has appointed Rowles & Company, LLP (Rowles) as independent auditors to audit the financial statements of the Company for the 2005 fiscal year. Rowles has served as independent auditors for the Company since its formation in 1995. Fees paid to Rowles for the last two fiscal year's annual audits and other services are detailed in the table below. Audit Fees include services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly public filings.


                           Audit-Related            All Other
Year           Audit Fees  Fees           Tax Fees  Fees
2004           $ 26,800    $     -        $ 2,220   $     -
2003           $ 25,100    $     -        $ 4,278   $     -


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ROWLES & COMPANY, LLP, AS INDEPENDENT AUDITORS.


AUDIT COMMITTEE MATTERS

     The Audit Committee (the Committee) of the Board of Directors is comprised of seven independent directors. The Board of Directors has adopted a written Audit Policy, which serves as a charter for the Committee.
     The Committee has discussed with Rowles the compatibility of non-audit services with the auditors' independence and has received related disclosures from Rowles. All services provided by Rowles are pre-approved by the Committee.
     The Committee has reviewed and discussed the audited financial statements with the Company's management. The Committee has discussed with Rowles the scope and results of the audit. Based on these discussions, the Committee recommends that the audited financial statements be included in the Company's Annual Report and Form 10-K, which is filed with the Securities and Exchange Commission.


SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS

     Shareholders' proposals, intended to be presented at the 2006 Meeting of Shareholders, must be received by the Company no later than December 7, 2005, to be presented at the 2006 Annual Meeting of Shareholders or considered for inclusion in the Company's Proxy statement for that meeting.

ANNUAL REPORTS
COPIES OF THE COMPANY'S ANNUAL REPORT ARE BEING MAILED TOGETHER WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER OF RECORD AS OF MARCH 18, 2005, WHO SO REQUESTS IN WRITING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR
THE YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUESTS SHOULD BE DIRECTED TO WILLIAM H. MITCHELL, VICE PRESIDENT, CALVIN B. TAYLOR BANKSHARES, INC., P.O. BOX 5, BERLIN, MARYLAND 21811-0005.